UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): September 16, 2005

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street

Carmel, Indiana	46032-1404

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 8.01.	Other Events.

On September 16, 2005, the Superior Court of Hamilton County, Indiana dismissed with prejudice all of the claims against all of the defendants in the consolidated shareholder derivative lawsuit filed against the Registrant, 13 of its current and former directors and executive officers and its independent registered public accounting firm under the caption: In Re ITT Educational Services, Inc. Derivative Litigation. The plaintiffs have until October 17, 2005 to file a notice of appeal.

Two shareholder derivative lawsuits remain pending against the Registrant and a number of its current and former directors and executive officers, as discussed in more detail in the periodic reports filed by the Registrant with the U.S. Securities and Exchange Commission. One of the remaining shareholder derivative lawsuits was filed on September 7, 2004 in the United States District Court for the Southern District of Indiana under the following caption: Alaska Electrical Pension Fund Derivatively on Behalf of ITT Educational Services, Inc. v. Rene R. Champagne, et al. The other remaining shareholder derivative lawsuit was filed on November 17, 2004 in the Chancery Court of New Castle County, Delaware under the following caption: Albert Reitan, derivatively on behalf of nominal defendant ITT Educational Services, Inc. v. Rand V. Araskog, et al.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005

ITT Educational Services, Inc.

By:	/s/ Clark D. Elwood
Name: Clark D. Elwood
Title: Senior Vice President,

General Counsel and Secretary

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